Exhibit 99(b)

                           FIRST UNION/WACHOVIA MERGER

       Significantly More Compelling Financially to Wachovia Shareholders




                            Supplementary Information
                                  May 15, 2001

                           FIRST UNION/WACHOVIA MERGER

Significantly More Compelling Financially to Wachovia Shareholders


"New GAAP" EPS Accretion

      o Wachovia shareholders are expected to achieve significant accretion to "New GAAP" earnings versus significant dilution expected from the SunTrust proposal.

                    "New GAAP" EPS Impact to Wachovia Shareholders


                    First Union/Wachovia      SunTrust/Wachovia           Advantage from
                    Merger of Equals*         Hostile Proposal**         First Union Merger
                   ---------------------     ------------------         ---------------------

         2002                 9%                       (9)%                      18%
         2003                13%                       (3)%                      16%
         2004                17%                        3%                       14%
                                                                                 ---
                                                                        Average  16%


Cash EPS Accretion:
    o Wachovia shareholders are expected to receive approximately 20% accretion to their earnings per share on a cash basis, more than twice the accretion expected to be achieved from a combination with SunTrust.

                                Cash EPS Impact to Wachovia Shareholders


                   First Union/Wachovia      SunTrust/Wachovia          Advantage from
                    Merger of Equals*        Hostile Proposal**         First Union Merger
                   -------------------      ---------------------      --------------------

         2002               15%                       1%                        14%
         2003               17%                       5%                        12%
         2004               20%                       9%                        11%
                                                                                ---
                                                                       Average  12%


Internal Rate of Return (IRR):

  o The First Union/Wachovia combination offers substantially greater returns to current Wachovia shareholders as evidenced by a significantly higher internal rate of return.

                           Return on Investment for Wachovia Shareholders


                           First Union/Wachovia      SunTrust/Wachovia         Advantage from
                           Merger of Equals*        Hostile Proposal***        First Union Merger
                           --------------------      ----------------          ------------------
                                    21%                   15%-17%                   4%-6%


Cost Synergies Available for Wachovia Shareholders:

       o The merger with First Union provides Wachovia shareholders an additional $.15 per share in cost savings which have been endorsed as reasonable and achievable by analysts and viewed with favor by investors.

                                          First Union/Wachovia   SunTrust/Wachovia        Advantage from
                                           Merger of Equals*     Hostile Proposal**      First Union Merger
                                         ---------------------   -----------------      ---------------------

         Fully phased in
             Efficiencies (pre-tax)        $ 890                 $ 500                        $390
         Wachovia ownership of
             new company                      30%                   44%
         Wachovia Share of
             Efficiencies                  $ 267                 $ 220                        $ 47
         Earnings per Share
             Impact (after tax)            $0.83                 $0.68                        $.15


Restructuring Costs and Deal Related Costs:

       o Wachovia shareholders will receive the benefit of First Union's scale in key business lines and significant overlap in retail markets resulting in greater cost synergies with proportionately lower upfront costs.

        All data after-tax          First Union/Wachovia      SunTrust/Wachovia      Advantage from
                                       Merger of Equals*      Hostile Proposal**    First Union Merger
                                    --------------------     -------------------   --------------------

         Restructuring Costs                $899                   $  620
         Option Payment                     $  0                   $  780****
                                            ------                 -------
         Total                              $899                   $1,400                   $501

         Fully Phased In Cost Savings       $552                   $  310                   $242
         Multiple of Cost Savings            1.6                      4.5                    2.9



Dividend:

      o First Union/Wachovia is targeting a dividend payout ratio of 35-40% of "old GAAP earnings" or 30-35% of cash earnings over the long term. Given the financial strength of its transaction, the combined First Union/Wachovia has the capacity to provide identical dividend payments to Wachovia shareholders, relative to SunTrust's proposal, with a substantially lower dividend payout ratio. The special dividend of $.48 per share plus the expected payout ratio should fully compensate Wachovia shareholders for the temporary dividend dilution resulting from the First Union quarterly dividend.



                                         First Union Proposal                                SunTrust Proposal
                           ------------------------------------------       ------------------------------------------------
                                          Estimated    Present Value                       Estimated         Present Value
                           Projected     Dividend to   of Dividend to      Projected       Dividend to        of Dividend to
                           Cash EPS      Wachovia(a)     Wachovia(b)        Cash EPS       Wachovia(c)         Wachovia(b)
                           --------      -----------   ------------           --------      -----------    -----------------

One-time closing dividend                 $0.48          $0.48                                      --                --
Q4 2001 $.24 dividend                     $0.48          $0.48                                   $0.60             $0.60

2002                        $3.28         $2.23          $1.97                 $5.35             $2.40             $2.12
2003                        $3.67         $2.50          $1.95                 $6.06             $2.62             $2.05
2004                        $4.11         $2.79          $1.94                 $6.82             $2.95             $2.05
                                                         -----                                                     -----
                                            Cumulative   $6.82                                        Cumulative  $6.82

In addition, First Union's projections assume a significantly lower dividend payout ratio (34%) versus the assumption for SunTrust (40%) giving First Union the ability to meaningfully enhance its dividend rate or better reinvest excess capital in high return business lines.

     Assumptions in Dividend Analysis

     (a) Represents projected cash EPS multiplied by 34% estimated dividend payout ratio, adjusted by the 2 for 1 exchange ratio offered.
     (b)   Assumes dividends are present valued based on a 13% discount rate
     (c) Represents projected cash EPS multiplied by 40% estimated dividend payout ratio, adjusted by the 1.081 to 1 exchange ratio offered.


Cumulative Costs and Impact on Capital:

     o After-tax restructuring cost, option payment to First Union, and increased dividend on SunTrust shares equates to over 10+ years of cumulative projected after-tax cost savings for SunTrust hostile offer.

     o After Tax Restructuring Cost       $  650**
     o Option Payment                     $  780****
                                          -------
                             subtotal     $1,430

     o Dividend Increase                  $2,418 ($186 per year for 13 years)**
                                          ------
                                 Total    $3,848

     o After-tax cost savings over
            first 13 years                $3,751


     *    First Union/Wachovia Investor Presentation dated April 16, 2001
     **   SunTrust Investor Presentation dated May 14, 2001

     *** IRR constructed based on data from SunTrust May 14, 2001 Investor Presentation adjusted to reflect premium to Wachovia shareholders

     **** Option payment based on information in First Union S-4 filed April 26,
          2001

This supplementary information may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's results to differ materially from those described in the forward-looking statements can be found in First Union's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. First Union does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information

The proposed transaction will be submitted to First Union's and Wachovia's stockholders for their consideration, and, on April 26, 2001, First Union filed a registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus of First Union and Wachovia and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397).

First Union and Wachovia, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Union and Wachovia in connection with the merger. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on Schedule 14A, as filed with the SEC on March 19, 2001. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/ prospectus regarding the proposed transaction when it becomes available.